      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                  REGISTRATION NO. 333-________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                        Delaware                                                   94-3136539
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                                3174 Porter Drive
                           Palo Alto, California 94304
                                 (415) 855-0555
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ROY A. WHITFIELD
                             Chief Executive Officer
                          Incyte Pharmaceuticals, Inc.
                                3174 Porter Drive
                           Palo Alto, California 94304
                                 (415) 855-0555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                   Copies to:


                      STANTON D. WONG                                           DAVID J. SEGRE
                      SALLY BRAMMELL                                            ADAM R. DOLINKO
                     BARBARA M. LANGE                                             AMY E. REES
               Pillsbury Madison & Sutro LLP                           Wilson Sonsini Goodrich & Rosati
                       P.O. Box 7880                                       Professional Corporation
              San Francisco, California 94120                                 650 Page Mill Road
                                                                          Palo Alto, California 94304


                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-31307

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                      PROPOSED                PROPOSED
                                                                       MAXIMUM                 MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE          OFFERING PRICE             AGGREGATE           AMOUNT OF
              REGISTERED                    REGISTERED(1)           PER SHARE(2)          OFFERING PRICE(2)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value . . .         227,713 shares             $62.875               $14,317,455           $4,339
===================================================================================================================================


(1) Includes 27,713 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on July 23, 1997.

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by Incyte Pharmaceuticals, Inc. (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-31307) relating to the offering of up to 1,150,000 shares of Common Stock of the Company.



                                  CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on July 31, 1997), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on July 31, 1997.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 30, 1997.


                                    INCYTE PHARMACEUTICALS, INC.



                                    By        RANDAL W. SCOTT
                                       -----------------------------------
                                               Randal W. Scott
                                            President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Name                                          Title                                    Date
                   ----                                          -----                                    ----



                     *
------------------------------------------     Chief Executive Officer (Principal                     July 30, 1997
             Roy A. Whitfield                  Executive Officer) and Director



                     *                         Executive Vice President, Chief
------------------------------------------     Financial Officer and Treasurer                        July 30, 1997
             Denise M. Gilbert                 (Principal Financial Officer)


                                               Director of Finance and
                     *                         Administration (Principal Accounting                   July 30, 1997
------------------------------------------     Officer)
               Janet L. Nibel



                     *                                                                                July 30, 1997
-----------------------------------------      Chairman of the Board
           Jeffrey J. Collinson



                     *                                                                                July 30, 1997
-----------------------------------------      Director
              Barry M. Bloom



                     *                                                                                July 30, 1997
-----------------------------------------      Director
            Frederick B. Craves


                     *                                                                                July 30, 1997
-----------------------------------------      Director
                Jon S. Saxe



              RANDAL W. SCOTT                                                                         July 30, 1997
-----------------------------------------      Director
               Randal W. Scott



*By         RANDAL W. SCOTT
   --------------------------------------
            Randal W. Scott
           Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT                                                                                         SEQUENTIALLY
NUMBER                 DESCRIPTION OF DOCUMENT                                                  NUMBERED PAGE
------                 -----------------------                                                  -------------

5.1                    Opinion of Pillsbury Madison & Sutro LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3
                       (File No. 333-31037)).

23.1                   Consent of Ernst & Young LLP.                                                  5

23.2 Consent of Pillsbury Madison & Sutro LLP (included in its opinion filed as Exhibit 5.1 to this Registration
                       Statement).